EXHIBIT 99

                        FORM 4 JOINT FILERS' INFORMATION


Name:  Andreeff Equity Advisors, L.L.C.
Address:  140 E. St. Lucia Lane, Santa Rosa Beach, FL  32459
Designated Filer:  Dane Andreeff
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  August 15, 2008

Signature:/s/ Dane Andreeff
          ------------------------------
     By:  Dane Andreeff, Managing Member



Name:  Maple Leaf Capital I, L.L.C.
Address: c/o Andreeff Equity Advisors, L.L.C., 140 E. St. Lucia Lane, Santa Rosa Beach, FL 32459
Designated Filer:  Dane Andreeff
Issuer & Ticker Symbol:  Geokinetics Inc. (GOK)
Date of Event Requiring Statement:  August 15, 2008

Signature:/s/ Dane Andreeff
          ------------------------------
     By:  Dane Andreeff, Managing Member